Exhibit 99.1

Hercules Enters Into $100 Million Securitized Credit Facility

PALO ALTO, Calif. – Aug. 3, 2005-Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC), a leading debt and equity growth capital provider to technology related companies, today announced that one of its wholly-owned affiliates has entered into a $100 million securitized credit facility with an affiliate of Citigroup, Inc.

Hercules’ wholly-owned affiliate may borrow up to $100 million under the securitized credit facility which will be used to make additional portfolio investments. Hercules has employed a significant portion of its equity capital and expects to begin using the securitized credit facility in the coming months to support additions to its portfolio.

“We are very pleased to have closed on a securitized credit facility with Citigroup Global Markets Realty Corp. that gives us the flexibility to continue to grow our investment portfolio and to strengthen our balance sheet going forward on a cost-effective basis, which we believe will ultimately translate into improved yields for our shareholders,” said chairman and chief executive officer Manuel A. Henriquez.

In addition, Hercules has extended the maturity of its $25 million credit facility with Alcmene Funding, L.L.C. (“Alcmene”), an affiliate of Farallon Capital Management, L.L.C. to April 2006. Alcmene agreed to a number of amendments to the facility, and the company agreed to increase the annual interest rate on the facility from 8 percent to LIBOR plus 5.6 percent. Mr. Henriquez stated, “We believe that it is in the best interests of the company to maintain our flexibility. By keeping this facility, we can make additional investments in promising portfolio companies.”

For additional information, please review the company’s current report on 8-K, to be filed with the Securities and Exchange Commission, that will include the complete transaction documents for both transactions.

About Hercules Technology Growth Capital

Founded in December 2003, Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialized finance company providing debt and equity growth capital to technology-related companies at all stages of development. The company primarily finances privately-held companies backed by leading venture capital and private equity firms and also may finance certain publicly-traded companies. Hercules focuses its investments in companies active in technology and technology-related industries such as computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure, Internet consumer and business services, telecommunications, and life sciences. The company’s investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston, Boulder and Chicago areas. Providing capital to privately-held companies backed by leading venture capital and private equity firms involves a certain degree of credit risk and may result in potential losses. For more information or companies interested in learning more about financing opportunities should contact info@herculestech.com or call at 650-289-3060 or visit http://www.herculestech.com.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of Hercules Technology Growth Capital, Inc. For these statements, Hercules claims the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. You should be aware that Hercules’ actual results could differ materially from those contained in the forward-looking statements due to a number of risks and uncertainties affecting its business. Factors that may cause actual results to differ from forward-looking statements include Hercules’ limited operating history as a business development company, the extent to which Hercules incurs debt to fund its investments, fluctuations in interest rates, the concentration of Hercules’ investments in a limited number of emerging-growth or expansion stage technology-related companies, the illiquid nature of the securities Hercules’ holds, the highly competitive market for investment opportunities in which Hercules operates and others discussed in Hercules’ filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:
David M. Lund	Deborah Stapleton
VP of Finance and Corporate Controller	President
Hercules Technology Growth Capital	StapletonCommunications Inc
(650) 289-3077	(650)470-0200